Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2014 Financial Results

TYSONS CORNER, Va., July 28, 2014 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended June 30, 2014 (the second quarter of its 2014 fiscal year).

Second quarter 2014 revenues were $141.9 million versus $137.9 million for the second quarter of 2013, a 3% increase. Product licenses and subscription services revenues for the second quarter of 2014 were $35.3 million versus $33.4 million for the second quarter of 2013, a 6% increase. Product support revenues for the second quarter of 2014 were $74.6 million versus $68.4 million for the second quarter of 2013, a 9% increase. Other services revenues for the second quarter of 2014 were $32.0 million versus $36.1 million for the second quarter of 2013, an 11% decrease.

Operating expenses for the second quarter of 2014 were $119.0 million versus $103.5 million for the second quarter of 2013, a 15% increase.

Loss from continuing operations for the second quarter of 2014 was $12.7 million, as compared to a loss from continuing operations of $2.0 million for the second quarter of 2013. Net loss for the second quarter of 2014 was $10.3 million, or ($0.91) per share on a diluted basis, as compared to net loss for the second quarter of 2013 of $1.6 million, or ($0.14) per share on a diluted basis.

Non-GAAP loss from continuing operations, which excludes share-based compensation expense, was $9.6 million for the second quarter of 2014, as compared to non-GAAP loss from continuing operations of $2.0 million for the second quarter of 2013.

As of June 30, 2014, MicroStrategy had cash and cash equivalents and short-term investments of $367.5 million, as compared to $357.4 million as of December 31, 2013, an increase of $10.2 million. As of June 30, 2014, MicroStrategy had 9.1 million shares of class A common stock and 2.2 million shares of class B common stock outstanding.

As of June 30, 2014, MicroStrategy had $212.5 million in total gross deferred revenue and advance payments, as compared to $195.5 million as of June 30, 2013, an increase of $17.0 million.

The table at the end of this press release includes a reconciliation of loss from continuing operations to non-GAAP loss from continuing operations for the three and six months ended June 30, 2014 and 2013. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Corporate Restructuring

MicroStrategy is developing a restructuring plan to streamline its workforce and spending to better align its cost structure with its business strategy. Management expects to finalize the restructuring plan and to implement a substantial portion of the plan in the third quarter of 2014, with the remaining portion to be implemented in the fourth quarter of 2014. The restructuring plan is expected to deliver annualized pre-tax savings of at least $40.0 million. The total charges resulting from this plan are expected to be approximately $3.0 million to $5.0 million.

Conference Call

MicroStrategy will be discussing its second quarter 2014 financial results on a conference call today beginning at approximately 6:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 76958818. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until July 31, 2014 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 76958818. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

Highlights from MicroStrategy’s Recent Global User Conference

In July at MicroStrategy World 2014 in Barcelona, MicroStrategy executives and representatives from leading global brands spoke about how organizations are leveraging MicroStrategy’s analytics offering – the MicroStrategy Analytics Platform™ available on premises or deployed in the cloud – to transform their business operations. Conference attendees learned about MicroStrategy’s powerful and cutting-edge visual analytics – solutions readily available via desktop, web, and mobile – and also heard how MicroStrategy Usher™, the next frontier in mobile identity, can transform enterprise security.

Amazon.com presented its joint vision with MicroStrategy to bring scalable, mobile, and web-based analytics to enterprises worldwide via the Amazon AWS Marketplace. MicroStrategy showcased its performance leadership in leveraging in-memory analytics with solutions used by companies like Facebook and eBay to analyze the biggest Big Data. Attendees heard how mobile applications are transforming enterprise analytics and why MicroStrategy’s platform is widely regarded as the #1 solution in the market today.

More than 25 world-class companies, including adidas, Bayer Healthcare, European Space Agency, Michelin, Netflix, Northrop Grumman, Shell International, Société Générale, Telefónica, and Zurich Insurance, presented their best practices on how they deployed MicroStrategy to improve operational efficiencies, increase revenues, and enhance business performance.

MicroStrategy Simplifies Product Packaging to Enhance Total Customer Experience

Also at MicroStrategy World 2014 in Barcelona, MicroStrategy announced a new packaging structure aimed at delivering the best end-to-end customer and partner experience, making it easier than ever to acquire, deploy, and succeed with MicroStrategy. MicroStrategy also announced that it is extending free upgrades for existing clients to the premium capabilities included in the new product packaging, offering greater value to clients and new users.

Under the new packaging structure, MicroStrategy’s full feature set, previously split into 21 discrete offerings, has been reduced to four simple packages that empower developers, analysts, power users, and consumers to take advantage of the comprehensive MicroStrategy platform with simplified value-based pricing. The packaging changes will empower new and existing MicroStrategy clients to realize the full potential of their analytic applications using the most comprehensive analytics and mobile platforms in the industry. This information, and more, can be found at: www.microstrategy.com/experience.

“Our new packaging makes it simple for organizations to choose MicroStrategy for the totality of their business analytics and mobile application needs,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “We believe it instantly enhances our value to existing customers and is emblematic of our heightened focus on delivering a positive customer experience. The new packaging allows better preparation and planning for new deployments, providing more value over the broad range of solutions we offer.”

MicroStrategy Hires Marcus Starke as Chief Marketing Officer

In April 2014, MicroStrategy announced that Marcus Starke had joined the company as its new Chief Marketing Officer. Starke comes to MicroStrategy with more than 25 years of marketing and general business experience, including senior leadership roles with some of the world’s best-known software and media companies. Prior to joining MicroStrategy, Starke served as SAP’s Senior Vice President of Worldwide Marketing & Communications Regions, where he oversaw all marketing strategy and execution and was a member of SAP’s global leadership team. Immediately preceding his five year tenure at SAP, Starke served as President and CEO (EMEA) of Wunderman, a division of the WPP Group.

Starke will head a newly formed marketing leadership team to bring a focused energy to the marketing function. The team will use its diverse professional backgrounds, ranging from technology to retail to entertainment, and history of success working for large enterprises to build the MicroStrategy business, brand, and footprint globally.

MicroStrategy Analytics and Mobile Now Available on AWS Marketplace

In May 2014, MicroStrategy announced the availability of the MicroStrategy Analytics Platform and MicroStrategy Mobile™ platform for Amazon Web Services (AWS) on AWS Marketplace. MicroStrategy for AWS delivers enterprise-grade web and mobile business intelligence (BI) in the cloud on a subscription basis, beginning for as little as $1/hour. (AWS infrastructure charges apply.)

MicroStrategy’s new solutions for AWS will provide a cost effective way for organizations to use industry leading analytics and mobile software to make better business decisions. With AWS’ global presence, MicroStrategy will also be able to expand its cloud footprint to reach more customers worldwide.

The availability on AWS Marketplace follows MicroStrategy’s announcement at MicroStrategy World 2014 in Las Vegas regarding its AnyCloud initiative: making its software ubiquitous via the cloud and thus enabling customers anywhere in the world to access and leverage the power of MicroStrategy.

Customers looking for data centers in closer proximity to their primary data center or headquarters now have multiple options to choose from. MicroStrategy will leverage AWS’ infrastructure, innovation, and automation to support more cloud customers. The new AWS Marketplace offerings are part of MicroStrategy’s comprehensive cloud strategy and are complementary to the existing MicroStrategy Cloud™ platform-as-a-service.

MicroStrategy Analytics Platform Certified on Apache Spark

In June 2014, MicroStrategy announced the certification of the MicroStrategy Analytics Platform on Apache Spark, the in-memory processing engine that is now a part of all major Hadoop distributions, at the Hadoop Summit in San Jose, CA. The integration will leverage the power of the MicroStrategy Analytics Platform to run analytics against Hadoop and Big Data stores.

In addition, MicroStrategy is collaborating with Databricks, founded by the creators of Apache Spark, to deepen its integration with Apache Spark. As part of the collaboration, MicroStrategy is focused on leveraging upcoming innovations, such as SparkSQL in Spark 1.0, and enabling enterprise users to seamlessly access advanced analytics functionality in Spark. Large global organizations, including Yahoo! Taiwan, are already using the combination of MicroStrategy and Spark in testing and development environments.

MicroStrategy-based Public Health iPad App Empowers People to Make Better Decisions about their Healthcare Options

In June 2014, MicroStrategy announced that it launched a free, innovative mobile information app based on public data from the Centers for Medicare and Medicaid Services (CMS), Centers for Disease Control and Prevention (CDC), and United States Census Bureau.

The MicroStrategy Public Health App™, included as part of MicroStrategy Mobile for iPad, allows consumers to browse across 880,000 healthcare providers and 4,000 hospitals to review profile information on local physicians and patient safety data for their local hospitals. With this iPad app, consumers are empowered to select the appropriate physician and facility for their specific procedures, enabling an improved patient experience and reduced risk of hospital-related complications.

The app does so by analyzing Medicare Provider Utilization and Payment data, recently released by the CMS. This CMS data includes details for $77 billion in Medicare payments to the more than 880,000 healthcare providers for services provided to over 26 million beneficiaries in 2012. The app includes mobile versions of publicly-released web dashboards developed by CMS related to geographic variations in Medicare spending and the impact of chronic conditions, which are relevant to public health stakeholders. The initial release of this cloud-hosted app is accessible via the MicroStrategy iPad app that can be downloaded for free from the Apple App Store. Upon download, access the MicroStrategy Public Health App directly from the app home page.

MicroStrategy Empowers Customers to Improve Operational Performance

In April 2014, MicroStrategy announced that Liverpool Community Health (LCH) deployed an iPad application, OPERA, for patient care on the go, which leverages MicroStrategy Mobile. Dubbed OPERA for organizational performance electronic reporting, the app provides clinicians and board members with access to operational and performance data, enabling them to access visualizations, receive alerts, react to risks, and take mitigating actions, while visiting patients across the community. With MicroStrategy Mobile, LCH’s board members have near real-time information and can access healthcare data regardless of their location.

In May 2014, MicroStrategy announced that Brussels Airport selected MicroStrategy as its new enterprise analytics standard, replacing its previous BI solution. A new MicroStrategy customer, Brussels Airport will use the MicroStrategy Analytics Platform to analyze its business operations and improve insights into the airport’s operational performance and costs. The solution will provide executives and managers with information dashboards on data about airport operations, facilities management, and financial information in a highly visual and user-friendly manner. In choosing MicroStrategy, Brussels Airport cited MicroStrategy’s ease of use, interactivity, performance, and scalability.

Examples of Customer Deals from Q2 2014

•	HEMA

Based in Amsterdam, HEMA is an international retail organization with stores in the Netherlands, Belgium, Luxemburg, France, Germany, United Kingdom and Spain. A new MicroStrategy customer, HEMA selected MicroStrategy to run on top of its SAP BW and Teradata data warehouse and replace its existing management information systems. The HEMA leadership team will have access to MicroStrategy Mobile to easily swipe and tap through its interactive dashboards via their tablet and mobile devices, and uncover growth opportunities. The organization’s users will also be able to perform fast, easy self-service analytics using the MicroStrategy Analytics Platform. HEMA selected MicroStrategy for its ease of use, fast time to market, lower total cost of ownership, and proven retail leadership.

•	Blackbox BI Consultancy Sdn Bhd

With deep domain knowledge in the retail sector, Blackbox BI Consultancy was established in Malaysia to help retailers across the South East Asia region harness business analytics solutions to increase business performance and gain competitive advantage. As a strategic partner of MicroStrategy, Blackbox BI Consultancy selected the MicroStrategy Analytics Platform to offer cloud-based retail analytics solutions to its wide spectrum of clients that span across the fashion, home furnishing, consumer durable, groceries, convenience stores, food and beverage, and healthcare industries. MicroStrategy was selected for its scalability, robustness and short development cycle.

•	Caisse d’Epargne Cote d’Azur

Headquartered in Nice, France, Caisse d’Epargne Cote d’Azur is one of the 17 regional entities of Caisse d’Epargne and part of BPCE, the second largest banking group in France. A new MicroStrategy customer, Caisse d’Epargne Cote d’Azur has selected MicroStrategy to deploy an enterprise analytics and reporting platform to develop intuitive, actionable dashboards and reports for 1,700 users across the organization. The MicroStrategy Analytics Platform will be the cornerstone of the bank network’s sales and financial performance management system. Caisse d’Epargne Cote d’Azur selected MicroStrategy for its unified architecture, best-in-class performance and scalability, full range of mobile capabilities, and its commitment to customer success.

•	ElectronicPartner Nederland B.V.

ElectronicPartner Nederland B.V., with its 550 affiliated stores in The Netherlands and approximately 5,000 stores in Europe, is a leading organization in the consumer and household electrical sector. A new MicroStrategy customer, ElectronicPartner BeNeLux has selected MicroStrategy to improve its management information dashboards and reporting. Recently implementing a pilot to distribute reports to its suppliers and customers, ElectronicPartner BeNeLux will roll out mobile dashboards to its salesforce. ElectronicPartner BeNeLux selected MicroStrategy for its ease of use, lower total cost of ownership, and proven retail leadership.

•	Cincinnati Children’s Medical Center

Cincinnati Children’s Medical Center, a nonprofit academic medical center established in 1883, is one of the oldest and most distinguished pediatric hospitals in the United States. With nearly 600 registered beds, Cincinnati Children’s had more than 1.1 million patient encounters and served patients from all 50 states and 53 countries in fiscal 2013. A new MicroStrategy customer, Cincinnati Children’s will provide financial and other hospital management with more timely insight into key metrics, including revenue, costs, and hospital census information in a self-service, easy-to-consume format. Key to selecting MicroStrategy was the ability to provide a common analytics platform supporting dashboards and visualizations for self-service information discovery as well as the flexibility to be deployed via the web and mobile devices.

•	SBV Services (Pty) Ltd

With over 30 centers in Sub-Saharan Africa, SBV Services is a pioneer in the cash industry providing services that extend across the entire cash supply value chain. Based in Johannesburg, South Africa, SBV Services recently expanded its agreement with MicroStrategy to enable its employees to access multiple systems to monitor and improve operations. While insight from MicroStrategy-based advanced analytics data currently helps SBV Services to evaluate key performance measures to reduce costs and identify risks, the latest agreement will mobilize its information systems to reach decision makers on their mobile devices. SBV Services chose MicroStrategy for its platform’s ease of use, self-service analytics, scalability, and mobile capabilities.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for loss from continuing operations that excludes the impact of share-based compensation arrangements. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that the Company believes is not reflective of its general business performance. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of the Company’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide the most flexible, powerful, scalable and user-friendly platforms for analytics, mobile, identity and loyalty, offered either on premises or in the cloud.

The MicroStrategy Analytics Platform™ enables leading organizations to analyze vast amounts of data and distribute actionable business insight throughout the enterprise. Our analytics platform delivers reports and dashboards, and enables users to conduct ad hoc analysis and share their insights anywhere, anytime. MicroStrategy Mobile™ lets organizations rapidly build information-rich applications that combine multimedia, transactions, analytics, and custom workflows. The MicroStrategy Identity Platform™ (branded as MicroStrategy Usher™) provides organizations the ability to develop a secure mobile app for identity and credentials. The MicroStrategy Loyalty Platform™ (branded as MicroStrategy Alert) is a next-generation, mobile customer loyalty and engagement solution. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy 9, MicroStrategy Analytics Platform, MicroStrategy Mobile, MicroStrategy Cloud, MicroStrategy Identity Platform, MicroStrategy Loyalty Platform, MicroStrategy Usher, and MicroStrategy Public Health App are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services	$35,266	$33,373	$67,563	$64,196
Product support	74,569	68,439	146,050	133,789
Other services	32,018	36,093	66,144	70,103

Total revenues	141,853	137,905	279,757	268,088

Cost of revenues
Product licenses and subscription services	7,006	5,558	13,241	10,918
Product support	3,475	4,254	7,018	8,455
Other services	25,132	26,634	48,363	52,974

Total cost of revenues	35,613	36,446	68,622	72,347

Gross profit	106,240	101,459	211,135	195,741

Operating expenses
Sales and marketing	60,956	52,686	119,833	103,400
Research and development	32,748	24,227	60,810	50,044
General and administrative	25,262	26,594	51,565	53,006

Total operating expenses	118,966	103,507	232,208	206,450

Loss from continuing operations	(12,726)	(2,048)	(21,073)	(10,709)
Interest income, net	32	322	80	383
Other (expense) income, net	(474)	(419)	(1,592)	1,289

Loss from continuing operations before income taxes	(13,168)	(2,145)	(22,585)	(9,037)
Benefit from income taxes	(2,831)	(592)	(5,766)	(2,293)

Loss from continuing operations, net of tax	(10,337)	(1,553)	(16,819)	(6,744)

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $0 and $0 and $37,548, respectively)	—	—	—	57,377
Loss from discontinued operations, net of tax benefit ($0 and $0 and $0 and $391, respectively)	—	—	—	(595)

Discontinued operations, net of tax	—	—	—	56,782

Net (loss) income	$(10,337)	$(1,553)	$(16,819)	$50,038

Basic (loss) earnings per share (1):
From continuing operations	$(0.91)	$(0.14)	$(1.49)	$(0.60)
From discontinued operations	—	—	—	5.03

Basic (loss) earnings per share	$(0.91)	$(0.14)	$(1.49)	$4.43

Weighted average shares outstanding used in computing basic (loss) earnings per share	11,301	11,301	11,301	11,298

Diluted (loss) earnings per share (1):
From continuing operations	$(0.91)	$(0.14)	$(1.49)	$(0.60)
From discontinued operations	—	—	—	5.03

Diluted (loss) earnings per share	$(0.91)	$(0.14)	$(1.49)	$4.43

Weighted average shares outstanding used in computing diluted (loss) earnings per share	11,301	11,301	11,301	11,298

(1)	Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2014	2013*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$111,859	$220,171
Restricted cash	705	583
Short-term investments	255,680	137,198
Accounts receivable, net	57,525	86,181
Prepaid expenses and other current assets	19,041	14,260
Deferred tax assets, net	21,676	21,555

Total current assets	466,486	479,948

Property and equipment, net	85,023	85,445
Capitalized software development costs, net	7,376	10,295
Deposits and other assets	5,282	6,622
Deferred tax assets, net	4,191	3,204

Total Assets	$568,358	$585,514

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$40,336	$39,946
Accrued compensation and employee benefits	57,604	79,495
Deferred revenue and advance payments	132,323	113,656
Deferred tax liabilities	594	422

Total current liabilities	230,857	233,519

Deferred revenue and advance payments	13,021	8,970
Other long-term liabilities	26,299	25,511
Deferred tax liabilities	56	7,188

Total Liabilities	270,233	275,188

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,478 shares issued and 9,073 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	498,768	494,086
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(895)	(831)
Retained earnings	275,419	292,238

Total Stockholders’ Equity	298,125	310,326

Total Liabilities and Stockholders’ Equity	$568,358	$585,514

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2014	2013
	(unaudited)	(unaudited)
Operating activities:
Net (loss) income	$(16,819)	$50,038
Plus: (Income) from discontinued operations, net of tax	—	(56,782)

Loss from continuing operations, net of tax	(16,819)	(6,744)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,260	13,102
Bad debt expense	2,033	1,395
Deferred taxes	(8,924)	(6,141)
Release of liabilities for unrecognized tax benefits	—	(1,446)
Share-based compensation expense	4,682	—
Excess tax benefits from share-based compensation arrangements	—	(23,580)
Changes in operating assets and liabilities:
Accounts receivable	26,443	12,706
Prepaid expenses and other current assets	(3,988)	1,714
Deposits and other assets	406	134
Accounts payable and accrued expenses	(5,107)	(2,122)
Accrued compensation and employee benefits	(21,897)	(12,515)
Deferred revenue and advance payments	22,226	9,701
Other long-term liabilities	2,055	(2,154)

Net cash provided by (used in) operating activities from continuing operations	14,370	(15,950)
Net cash used in operating activities from discontinued operations	—	(664)

Net cash provided by (used in) operating activities	14,370	(16,614)

Investing activities:
Proceeds from redemption of short-term investments	93,200	—
Purchases of property and equipment	(4,184)	(8,921)
Purchases of short-term investments	(211,603)	(129,043)
Capitalized software development costs	—	(1,736)
Increase in restricted cash and investments	(90)	(84)

Net cash used in investing activities from continuing operations	(122,677)	(139,784)
Net cash provided by investing activities from discontinued operations	—	99,136

Net cash used in investing activities	(122,677)	(40,648)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	—	341
Excess tax benefits from share-based compensation arrangements	—	23,580
Payments on capital lease obligations and other financing arrangements	(341)	(324)

Net cash (used in) provided by financing activities from continuing operations	(341)	23,597
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(341)	23,597

Effect of foreign exchange rate changes on cash and cash equivalents	336	(2,040)

Net decrease in cash and cash equivalents	(108,312)	(35,705)
Cash and cash equivalents (including held-for-sale of $0 and $1,350, respectively), beginning of period	220,171	224,393

Cash and cash equivalents (including held-for-sale of $0 and $0, respectively), end of period	$111,859	$188,688

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$29,383	$30,605	$57,239	$58,973
Subscription services	5,883	2,768	10,324	5,223

Total product licenses and subscription services	35,266	33,373	67,563	64,196

Product support	74,569	68,439	146,050	133,789
Other services:
Consulting	28,310	32,046	58,698	62,032
Education	3,708	4,047	7,446	8,071

Total other services	32,018	36,093	66,144	70,103

Total revenues	141,853	137,905	279,757	268,088

Cost of revenues
Product licenses and subscription services:
Product licenses	2,086	1,621	3,914	3,214
Subscription services	4,920	3,937	9,327	7,704

Total product licenses and subscription services	7,006	5,558	13,241	10,918

Product support	3,475	4,254	7,018	8,455
Other services:
Consulting	23,266	25,024	44,989	49,660
Education	1,866	1,610	3,374	3,314

Total other services	25,132	26,634	48,363	52,974

Total cost of revenues	35,613	36,446	68,622	72,347

Gross profit	$106,240	$101,459	$211,135	$195,741

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	June 30,	December 31,	June 30,
	2014	2013*	2013
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$14,487	$14,538	$11,125
Deferred subscription services revenue	11,174	10,923	8,880
Deferred product support revenue	156,018	167,771	149,280
Deferred other services revenue	14,696	17,056	13,700

Gross current deferred revenue and advance payments	196,375	210,288	182,985
Less: unpaid deferred revenue	(64,052)	(96,632)	(74,830)

Net current deferred revenue and advance payments	$132,323	$113,656	$108,155

Non-current:
Deferred product licenses revenue	$7,431	$4,401	$3,306
Deferred subscription services revenue	949	1,161	1,004
Deferred product support revenue	6,696	5,877	6,709
Deferred other services revenue	1,061	1,175	1,537

Gross non-current deferred revenue and advance payments	16,137	12,614	12,556
Less: unpaid deferred revenue	(3,116)	(3,644)	(3,102)

Net non-current deferred revenue and advance payments	$13,021	$8,970	$9,454

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP loss from continuing operations:
Loss from continuing operations	$(12,726)	$(2,048)	$(21,073)	$(10,709)
Share-based compensation expense	3,084	—	4,682	—

Non-GAAP loss from continuing operations	$(9,642)	$(2,048)	$(16,391)	$(10,709)

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	June 30,	December 31,	June 30,
	2014	2013	2013

Subscription services	59	39	30
Product support	142	164	172
Consulting	683	669	757
Education	43	36	42
Sales and marketing	920	825	802
Research and development	1,101	953	909
General and administrative	463	472	474

Total headcount	3,411	3,158	3,186